UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GrabAGun Digital Holdings Inc.

(Exact name of registrant as specified in its charter)

Texas	33-4289144
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

200 East Beltline Road, Suite 403
Coppell, Texas 75019

(Address of Principal Executive Offices) (Zip Code)

GrabAGun Digital Holdings Inc. 2025 Stock Incentive Plan

(Full title of the plans)

Marc Nemati

President and Chief Executive Officer

GrabAGun Digital Holdings Inc.

200 East Beltline Road, Suite 402
Coppell, Texas 75019

(Name and address of agent for service)

(972) 552-7246
Telephone number, including area code, of agent for service

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information*

ITEM 2. Registrant Information and Employee Plan Annual Information*

*	The document(s) containing the information specified in Part I of this Form S-8 will be sent or given to participants in GrabAGun Digital Holdings Inc. 2025 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Company’s principal executive offices and available, without charge, upon written request to: GrabAGun Digital Holdings Inc., 200 East Beltline Road, Suite 403, Coppell, Texas 75019, Attn.: Justin C. Hilty, Chief Financial Officer.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by GrabAGun Digital Holdings Inc., a Texas corporation (the “Company”), with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Company’s 424(b)(3) Prospectus included in its effective Registration Statement on Form S-4 (File No. 333-286021) initially filed with the SEC on March 21, 2025 and declared effective on June 20, 2025, under the Securities Act;

●	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 14, 2025;

●	the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2025 and Form 8-K/A filed with the SEC on August 14, 2025; and

●	the description of the Company’s common stock set forth in the Company’s registration statement on Form 8-A12B filed with the SEC on July 15, 2025, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify directors and officers (as well as certain other persons) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of serving the registrant, subject to the standards of conduct and determinations set forth in the statute. The TBOC further provides procedures for permissive indemnification and the required determinations (including by disinterested directors, a board committee, independent counsel or shareholders) and permits advancement of expenses upon receipt of the required affirmation and undertaking; it also provides for mandatory indemnification when a person is wholly successful on the merits or otherwise.

The registrant’s Amended and Restated Certificate of Formation, dated as of July 15, 2025 (the “Certificate of Formation”) and Amended and Restated Bylaws, dated as of July 15, 2025 (the “Bylaws”) provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the TBOC, and authorize advancement of expenses and the purchase of directors’ and officers’ liability insurance.

Section 7.001 of the TBOC permits a Texas corporation to limit or eliminate monetary liability of its directors in its certificate of formation, subject to statutory exceptions (including, among others, breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, transactions from which the person received an improper personal benefit, or where liability is otherwise provided by statute). Article VII of the Company’s Certificate of Formation provides that directors and officers are not liable to the registrant for monetary damages for acts or omissions in such capacity to the fullest extent permitted by the TBOC.

The registrant has entered into separate indemnification agreements with its directors and officers that provide contractual indemnification and advancement of expenses to the maximum extent permitted by applicable law, and that supplement the rights available under the Certificate of Formation and Bylaws.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of formation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of formation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of Chapter 8 and § 7.001 of the TBOC and to the registrant’s Amended and Restated Certificate of Formation and Amended and Restated Bylaws, each as amended to date, and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Formation of GrabAGun Digital Holdings Inc., dated July 15, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 18, 2025).

4.2	Amended and Restated Bylaws of GrabAGun Digital Holdings Inc., dated July 15, 2025 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 18, 2025).

4.3	GrabAGun Digital Holdings Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 18, 2025). #

4.4	Form of GrabAGun Digital Holdings Inc. Restricted Stock Unit Award Agreement.*#

5.1	Opinion of Olshan Frome Wolosky LLP.*

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).*

23.2	Consent of Weaver & Tidwell, L.L.P, independent registered public accounting firm of Metroplex Trading Company LLC (dba GRABAGUN.com)*

23.3	Consent of WithumSmith+Brown, PC., independent registered public accounting firm of GrabAGun Digital Holdings Inc.*

23.4	Consent of WithumSmith+Brown, PC., independent registered public accounting firm of Colombier Acquisition Corp. II.*

24.1	Power of Attorney (included on the signature page hereto).

107	Filing Fee Table.*

*	Filed herewith
#	Denotes compensatory plan or arrangement

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas on September 19, 2025.

GRABAGUN DIGITAL HOLDINGS INC.

By:	/s/ Marc Nemati
	Name:	Marc Nemati
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Nemati and Justin C. Hilty, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on September 19, 2025:

Signature	Title

/s/ Marc Nemati	President, Chief Executive Officer and Chairman of the Board
Marc Nemati	(Principal Executive Officer)

/s/ Justin C. Hilty	Chief Financial Officer
Justin C. Hilty	(Principal Financial and Accounting Officer)

/s/ Matthew Vittitow	Chief Operating Officer and Director
Matthew Vittitow

/s/ Chris W. Cox	Director
Chris W. Cox

/s/ Andrew J. Keegan	Director
Andrew J. Keegan

/s/ Blake Masters	Director
Blake Masters

/s/ Collins Iyare Idehen Jr.	Director
Collins Iyare Idehen Jr.

/s/ Kelly Reisdorf	Director
Kelly Reisdorf

/s/ Donald J. Trump Jr	Director
Donald J. Trump Jr

/s/ Dusty Wunderlich	Director
Dusty Wunderlich